Oppenheimer Global Fund
Exhibit 24(b)(16) to Form N-1A
Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  05/02/83             0.0700           0.0000                 22.340
  10/31/83             0.1000           2.4950                 19.440
  06/25/84             0.0170           0.0130                 16.810
  10/29/84             0.0400           0.9200                 15.340
  10/28/85             0.1000           0.0000                 18.120
  04/28/86             0.0000           0.0600                 28.630
  10/27/86             0.1100           3.0800                 26.580
  12/19/86             0.0000           0.7300                 26.080
  10/23/87             0.0700           4.3000                 25.120
  12/24/87             0.0000           1.3200                 20.630
  12/23/88             0.0850           1.7300                 23.560
  12/22/89             0.1100           3.0000                 28.270
  12/21/90             0.0800           1.6850                 26.550
  12/20/91             0.1080           0.5770                 31.760
  12/17/92             0.1190           0.1220                 28.420
  11/29/93              0.2510            3.3650                33.440

Class B Shares
  11/29/93              0.1780          3.3650                 33.390



1. Average Annual Total Returns for the Periods Ended 09/30/94:

   The formula for calculating average annual total return is as follows:

          1                    ERV n
   --------------- = n        (---) - 1 = average annual total return
   number of years              P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

    One Year                         Five Year

  $1,123.40  1                        $1,577.65 .2
 (----------) - 1 = 12.34%           (----------)  - 1 = 9.55%
    $1,000                             $1,000


Oppenheimer Global Fund
Page 2
September 28, 1995



1.  Average Annual Total Returns for the Periods Ended 09/30/94 (Continued):

Class A Shares (Continued)

Examples, assuming a maximum sales charge of 5.75% (Continued):

  Ten Year

  $4,834.10 .1
 (---------) - 1 = 17.07%
    $1,000


Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 4.00% for the second year:

  One Year                          Inception

  $1,131.03  1                      $1,184.06 .8931
 (---------) - 1 = 13.10%         (---------)  - 1 = 16.29%
     $1,000                           $1,000



Examples at NAV:

Class A Shares

  One Year                         Five Year

  $1,191.94  1                     $1,673.90 .2
 (---------) - 1 = 19.19%         (---------)  - 1 = 10.85%
    $1,000                           $1,000


  Ten Year

  $5,129.02 .1
 (---------) - 1 = 17.76%
   $1,000



Class B Shares

 One Year                          Inception

 $1,181.03  1                      $1,224.06 .8931
(---------) - 1 = 18.10%          (---------)  - 1 = 19.79%
   $1,000                           $1,000



Oppenheimer Global Fund
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September 28, 1995


2.  Cumulative Total Returns for the Periods Ended 9/30/94:

    The formula for calculating cumulative total return is as follows:

       ERV - P
       ------- = Cumulative Total Return
          P


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

    One Year                            Five Year

    $1,123.40 - $1,000                  $1,577.65 - $1,000
    ------------------ =  12.34%        ------------------ =  57.77%
         $1,000                              $1,000

    Ten Year

    $4,834.10 - $1,000
    ------------------ = 383.41%
         $1,000


Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 4.00% for the second year:

    One Year                            Inception

    $1,131.03 - $1,000                  $1,184.06 - $1,000
    ------------------  = 13.10%        ------------------  = 18.41%
         $1,000                              $1,000


Examples at NAV:

Class A Shares

    One Year                            Five Year

    $1,191.94 - $1,000                  $1,673.90 - $1,000
    ------------------  =  19.19%       ------------------ = 67.39%
         $1,000                               $1,000


    Ten Year

    $5,129.02 - $1,000
    ------------------  = 412.90%
         $1,000

Oppenheimer Global Fund
Page 4
September 28, 1995


2.  Cumulative Total Returns for the Periods Ended 9/30/94 (Continued):


Examples at NAV (Continued):

Class B Shares

    One Year                            Inception

    $1,181.03 - $1,000                  $1,224.06 - $1,000
    ------------------- =  18.10%       ------------------- = 22.41%
         $1,000                                $1,000